AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                       ON AUGUST 15, 1996
                                            REGISTRATION NO. 33
  -------------------------------------------------------------
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549
               ----------------------------------
                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
               ----------------------------------

                 SUBURBAN PROPANE PARTNERS, L.P.
     (Exact name of registrant as specified in its charter)

           DELAWARE                               22-3410353
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)               Identification Number)

                       ONE SUBURBAN PLAZA
                        240 ROUTE 10 WEST
                WHIPPANY, NEW JERSEY  07981-0206
                (Address, including zip code, of
            registrant's principal executive offices)

    SUBURBAN PROPANE PARTNERS, L.P. 1996 RESTRICTED UNIT PLAN
                    (Full title of the plan)
                         KEVIN T. McIVER
                         GENERAL COUNSEL
                 SUBURBAN PROPANE PARTNERS, L.P.
                        240 ROUTE 10 WEST
                WHIPPANY, NEW JERSEY  07981-0206
             (Name and address of agent for service)
                         (201) 503-9057
  (Telephone number, including area code, of agent for service)
              ------------------------------------
                 CALCULATION OF REGISTRATION FEE

===============================================================
=
TITLE OF            AMOUNT         PROPOSED
 SECURITIES          TO BE         MAXIMUM
TO BE REGISTERED    REGISTERED     OFFERING
                                   PRICE
                                   PER UNIT(1)
- ---------------------------------------------------------------
- -
Common Units        731,707        $19.875
                    Common
                    Units
===============================================================
=
===============================================================
=
PROPOSED MAXIMUM              AMOUNT OF
AGGREGATE OFFERING            REGISTRATION
PRICE(1)                      FEE(1)
- ---------------------------------------------------------------
- -
$14,542,676                   $5,015
===============================================================
==

(1)Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sales prices for the Common
   Units reported by the New York Stock Exchange on August 12,
   1996.
                             PART II

                      INFORMATION REQUIRED
                  IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents which have been filed by Suburban Propane Partners, L.P. (the "Partnership") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

          (a) The Prospectus, dated February 29, 1996, filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), and included in the Partnership's Registration Statement on Form S-
1 (Registration No. 33-80605) (the "Form S-1");

          (b) The Partnership's Quarterly Report on Form 10-Q for the Fiscal Quarter ended March 30, 1996.

          (c) The Partnership's Current Report on Form 8-K filed with the Commission on April 29, 1996.

          (d) The Partnership's Quarterly Report on Form 10-Q for the Fiscal Quarter ended June 29,1996.

          (e) The description of the Common Units of the Partnership contained in the Registration Statement on Form 8-A filed with the Commission on February 22, 1996, and including any amendment or report filed for the purpose of updating such description.

          All documents filed subsequent to the date hereof by the Partnership with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"). Any statement contained herein or in an Incorporated Document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS.

          Kevin T. McIver, General Counsel of the Partnership, has opined as to the validity of the Common Units to be offered hereunder. As of August 9, 1996, Mr. McIver owns 1,000 Common Units and has been granted Time Vesting Rights covering 3,964 Common Units and Performance Vesting Rights covering 11,890 Common Units.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Subject to such standards and restrictions set forth in the partnership agreement of the Partnership, Section 17-108 of the Delaware Revised Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

          The Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of March 4, 1996 (the "Agreement"), provides that the Partnership will indemnify the members of the Board of Supervisors, the General Partner and any Departing Partner (each as defined in the Agreement) and any person who is or was an affiliate of the General Partner or any Departing Partner, any person who is or was an officer, employee, agent or trustee of the Partnership, any person who is or was an officer, director, employee, agent or trustee of the General Partner or any Departing Partner or any such affiliate, any person who is or was serving at the request of the Board of Supervisors, the General Partner or any Departing Partner or any affiliate of the General Partner or any Departing Partner as an officer, director, employee, partner, agent, fiduciary or trustee of another person (collectively, "Indemnitees" and individually each an "Indemnitee"), to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including, without limitation, legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as any of the foregoing; provided that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in or not opposed to the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. Any indemnification under these provisions will be only out of the assets of the Partnership, and the General Partner shall not be personally liable for, or have any obligation to contribute or loan funds or assets to the Partnership to enable it to effectuate, such indemnification. The Partnership is authorized to purchase (or to reimburse the members of the Board of Supervisors, the General Partner or its affiliates for the cost of) insurance against liabilities asserted against and expenses incurred by such persons in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such person against such liabilities under the provisions described above. The Partnership carries directors and officers liability insurance for the aforesaid potential liabilities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.


ITEM 8.  EXHIBITS.

Exhibit No.     Description

4.1             Suburban Propane Partners, L.P. 1996 Restricted
                Unit Plan (incorporated by reference to Exhibit
                10.8 to the Partnership's Registration
                Statement on Form S-1 (Registration
                No. 33-80605)).

4.2 Amended and Restated Agreement of Limited Partnership of Suburban Propane Partners, L.P. (incorporated by reference to Exhibit 3.1 to the Partnership Registration Statement on
                Form S-1 (Registration No. 33-80605)).

4.3 Form of Common Unit Certificate (incorporated by reference to Exhibit A to Appendix A in the prospectus included in the Partnership's
                Registration Statement on Form S-1
                (Registration No. 33-80605)).

5.1 Opinion of Kevin T. McIver as to the validity of the securities being registered.

23.1            Consent of Price Waterhouse, LLP

23.2            Consent of Kevin T. McIver (included in Exhibit
                5.1 to this Registration Statement).

24.1 Power of Attorney (included on the signature page of this Registration Statement).

ITEM 9.  UNDERTAKINGS.

          The Partnership hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d) That, for purposes of determining any liability under the Securities Act, each filing of the Partnership's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Partnership pursuant to the foregoing provisions, or otherwise, the Partnership has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Partnership of expenses incurred or paid by a director, officer or controlling person of the Partnership in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Partnership will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Partnership certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Whippany, State of New Jersey, on August 9, 1996.
                            SUBURBAN PROPANE PARTNERS, L.P.

                            By:    /s/ Salvator M. Quadrino
                               --------------------------------
                               Name:  Salvatore M. Quadrino
                               Title:  President

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Mark A. Alexander and Charles T. Hoepper, or either of them as attorney-in-fact, to sign and file in each capacity stated below, all amendments and post-effective amendments to this Registration Statement.


Signature                Title                       Date
- -----------------------------------------------------------------
/s/ Mark A. Alexander    Executive Vice
- ---------------------    Chairman               August 9, 1996
Mark A. Alexander        (Principal Executive
                         Officer) and Member,
                         Board of Supervisors


/s/ Salvatore M.
Quadrino                 President and Member,  August 9, 1996
- ----------------------   Board of Supervisors
Salvatore M. Quadrino


/s/ Charles T. Hoepper   Vice President and     August 9, 1996
- ----------------------   Chief Financial Officer
Charles T. Hoepper       (Principal Financial
                         Officer and Principal
                         Accounting Officer)


/s/ George H.
Hempstead, III           Member, Board of       August 9, 1996
- ----------------------   Supervisors
George H. Hempstead, III


/s/ Robert E. Lee        Member, Board of       August 9, 1996
- ----------------------   Supervisors
Robert E. Lee


/s/ John Hoyt Stookey    Member, Board of       August 9, 1996
- ----------------------   Supervisors
John Hoyt Stookey


/s/ Harold R. Logan, Jr. Member, Board of       August 9, 1996
- ----------------------   Supervisors
Harold R. Logan, Jr


/s/ Dudley C. Mecum      Member, Board of       August 9, 1996
- ----------------------   Supervisors
Dudley C. Mecum


                          SUBURBAN PROPANE PARTNERS, L.P.

                                INDEX TO EXHIBITS
                                -----------------


Exhibit No.     Description                  Sequentially
                                             Numbered
                                             Page

4.1             Suburban Propane
               Partners, L.P. 1996
               Restricted Unit Plan
               (incorporated by
               reference to Exhibit 10.8
               to the Partnership's
               Registration Statement on
               Form S-1 (Registration
               No. 33-80605)).

4.2             Amended and Restated
               Agreement of Limited
               Partnership of Suburban
               Propane Partners, L.P.
               (incorporated by
               reference to Exhibit 3.1
               to the Partnership
               Registration Statement on
               Form S-1 (Registration
               No. 33-80605)).

4.3             Form of Common Unit
               Certificate (incorporated
               by reference to Exhibit A
               to Appendix A in the
               prospectus included in
               the Partnership's
               Registration Statement on
               Form S-1 (Registration
               No. 33-80605)).

5.1             Opinion of Kevin T.
               McIver as to the validity
               of the securities being
               registered.                   8

23.1            Consent of Price
               Waterhouse, LLP               10

23.2            Consent of Kevin T.
               McIver (included in
               Exhibit 5.1 to this
               Registration Statement).

24.1            Power of Attorney
               (included on the
               signature page of this
               Registration Statement).





                                                    Exhibit 5.1



                 Suburban Propane Partners, L.P.
                       One Suburban Plaza
                        240 Route 10 West
                   Whippany, New Jersey 07981

August 9, 1996


The Board of Supervisors
Suburban Propane Partners, L.P.
One Suburban Propane Plaza
240 Route 10 West
Whippany, New Jersey  07981


Ladies and Gentlemen:

          I am General Counsel of Suburban Propane Partners, L.P., a Delaware limited partnership (the "Partnership"), and I am rendering this opinion in connection with the Partnership's registration statement on Form S-8 filed pursuant to the Securities Act of 1933, as amended (the "Registration Statement"), relating to the Partnership's 1996 Restricted Unit Plan (the "Plan") pursuant to which the Partnership may issue up to 731,707 common units of the Partnership (the "Common Units").

          For purposes of the opinions expressed in this letter, I have examined, or caused to be examined by appropriate members of my staff, the Amended and Restated Agreement of Limited Partnership of the Partnership, records of the proceedings of the Partnership and such other documents and records as I have deemed necessary or appropriate as a basis for such opinions. In rendering this opinion, I have assumed that all documents submitted to me as originals are authentic, that all copies submitted to me conform to the originals thereof, and that the signatures on all documents examined by me or members of my Staff are genuine.

          I am a member of the Bar of the State of New York and do not purport to be expert or give any opinion except as to matters involving the laws of such State and the Limited
Partnership Law of the State of Delaware.

          Based on the foregoing and having regard to such legal considerations as I have deemed relevant, I am of the opinion that the Common Units have been duly authorized and, upon the issuance thereof in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable Common Units of the Partnership, except as such nonassessability may be affected by the matters described in the prospectus, dated February 29, 1996, included in the Partnership's Registration Statement on Form S-1 (Registration No. 33-80605) under the caption "The Partnership Agreement - Limited Liability."

          I hereby consent to the inclusion of this letter as an exhibit to the Registration Statement and to the reference to me under the caption "Item 5. Interests of Named Experts."

                                   Very truly yours,
                                   /s/ Kevin T. McIver
                                   ---------------------------
                                   Kevin T. McIver
                                   General Counsel